UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 27, 2010
HMN Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24100 (Commission File Number)	41-1777397 (IRS Employer Identification No.)

1016 Civic Center Drive Northwest PO Box 6057 Rochester, Minnesota (Address of principal executive offices)	55903-6057 (Zip Code)
Registrant’s telephone number, including area code (507) 535-1200

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 27, 2010 the Board elected Mr. Bradley Krehbiel as President of HMN Financial, Inc. Mr. Krehbiel, age 51, has been a director of the Company since November 2009 and he has been President of the Bank since January 2009. Prior to that, he had been the Executive Vice President of the Bank since 2004. Mr. Krehbiel joined the Bank as Vice President of Business Banking in 1998. Prior to his employment at the Bank, Mr. Krehbiel held several positions in the financial services industry.
Item 5.07. Submission of Matters to a Vote of Security Holders.
(a)	The Annual Meeting of Stockholders of the Company was held on April 27, 2010 at 10:00 a.m.
The following is a record of the votes cast in the election of directors of the Company:
Terms expiring in 2013:

	For	Withhold
Michael J. Fogarty	2,331,381.071	178,354.654
Susan K. Kolling	2,349,265.672	160,470.053
Malcolm W. McDonald	2,370,916.732	138,818.993
Accordingly the individuals named above were duly elected directors of the Company for terms to expire as stated above.
The following is a record of the advisory (non-binding) vote of the compensation of executives.

NUMBER
OF VOTES
FOR	3,180,539.265
AGAINST	201,964.941
ABSTAIN	131,422.519
BROKER NON-VOTE	0
Accordingly, the proposal described above was declared to be duly adopted by the stockholders of the Company.

The following is a record of the votes cast in respect of the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

NUMBER
OF VOTES
FOR	3,477,093.654
AGAINST	24,453.367
ABSTAIN	12,379.704
BROKER NON-VOTE	0
Accordingly, the proposal described above was declared to be duly adopted by the stockholders of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMN Financial, Inc. (Registrant)
Date: May 3, 2010	/s/ Jon Eberle
Jon Eberle
Senior Vice President, Chief Financial Officer and Treasurer